Exhibit 99.1

LiveVox Announces First Quarter 2023 Financial Results

First quarter total revenue year-over-year growth of 14.9% to $36.9 million

First quarter ARR of $143.0 million up 13.8% year-over-year

First quarter GAAP net loss of $8.5 million

First quarter positive adjusted EBITDA of $0.8 million

SAN FRANCISCO, CA – May 9, 2023 - LiveVox Holdings, Inc. (“LiveVox” or the “Company”) (NASDAQ: LVOX), a leading global enterprise cloud communications company, today announced financial results for its first quarter ended March 31, 2023.

“I’m pleased to announce a record quarter with both revenue and adjusted EBITDA coming in ahead of our expectations,” said John DiLullo, Chief Executive Officer of LiveVox. “This was a fantastic start to the year and a testament to the execution and determination of the LiveVox team, the loyalty of our customers, and the value of our cloud-based contact center solutions.”

First Quarter 2023 Financial Highlights
•Revenue: Total revenue was $36.9 million for the first quarter of 2023, up 14.9% compared to $32.1 million for the first quarter of 2022.
•Gross Profit and Gross Margin: Gross profit was $23.6 million for the first quarter of 2023, up 27.9% compared to $18.5 million for the first quarter of 2022; Gross margin was 64.0% for the first quarter of 2023, compared to 57.5% for the first quarter of 2022.
•Non-GAAP Gross Profit* and Non-GAAP Gross Margin*: Non-GAAP gross profit was $25.2 million for the first quarter of 2023, up 30.0% compared to $19.4 million for the first quarter of 2022; Non-GAAP gross margin was 68.3% for the first quarter of 2023, compared to 60.4% for the first quarter of 2022.
•Net loss: Net loss was $8.5 million for the first quarter of 2023, compared to net loss of $13.0 million for the first quarter of 2022.
•Adjusted EBITDA*: Adjusted EBITDA was $0.8 million for the first quarter of 2023, compared to Adjusted EBITDA loss of $8.3 million for the first quarter of 2022.
* Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP

Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

Business Outlook
In determining the financial guidance to provide to investors, the Company considered its recent business trends and financial results, current growth plans, strategic initiatives and global economic outlook. LiveVox emphasizes that the guidance provided is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

As such, LiveVox is providing guidance for its second quarter and full year 2023 as follows:

•Second Quarter of 2023 Guidance:
◦Total revenue is expected to be in the range of $34 million to $35 million, representing growth of 3% to 6% year-over-year.
◦Adjusted EBITDA is expected to be in the range of $0.0 million to $0.5 million.
•Full Year 2023 Guidance:
◦Total revenue is still expected to be in the range of $143 million to $148 million, representing growth of 5% to 9% year-over-year.
◦Adjusted EBITDA is now expected to be in the range of $4 million to $7 million.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the future costs and expenses for which the Company adjusts, such as depreciation and amortization, long-term equity incentive bonus and stock-based compensation expense, interest income or expense, change in the fair value of warrant liability, other income or expense, benefit from or provision for income taxes and restructuring cost, the effect of which may be significant. Annualized Recurring Revenue (“ARR”) is calculated as the sum of the most recent quarter of (i) recurring subscription amounts and (ii) platform usage charges for all customers, multiplied by four.

Quarterly Conference Call
LiveVox will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for its first quarter ended March 31, 2023. To access this call, dial 844-825-9789 for the U.S. or Canada, or 412-317-5180 for callers outside the U.S. or Canada using passcode 5236861. A live webcast of the conference call will be accessible from the Investor Relations section of LiveVox’s website, and a recording will be archived. An audio replay of this conference call will also be available through 11:59 p.m. Eastern Time , May 23, 2023, by dialing 844-512-2921 for the U.S. or Canada or 412-317-6671 for callers outside the U.S. or Canada with access code 10177487.

About LiveVox
LiveVox (Nasdaq: LVOX) is a proven cloud CCaaS platform that helps business leaders redefine customer engagement and transform their contact center’s performance. Decision-makers use LiveVox to improve customer experience, boost agent productivity, empower their managers, and enhance their system orchestration capabilities. Everything needed to deliver game-changing results can be seamlessly integrated and configured to maximize your success: Omnichannel Communications, AI, a Contact Center CRM, and Workforce Engagement Management tools. For more than 20 years, clients of all sizes and industries have trusted LiveVox’s scalable and reliable cloud platform to power billions of omnichannel interactions every year. LiveVox is headquartered in San Francisco, with international offices in Medellin, Colombia and Bangalore, India. To stay up to date with everything LiveVox, follow us at @LiveVox or visit http://livevox.com.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, the quotations of management, statements relating to expected bookings, expected revenue and annual recurring revenue from contracts, growth expectations, and future financial results, including guidance for the 2023 second quarter and full fiscal year. These statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LiveVox’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. LiveVox assumes no obligation to update or revise any such forward-looking statements except as required by law.

Important factors, among others, that may affect actual results or outcomes include risks or liabilities assumed as a result of our ability to meet financial and operating guidance, ability to achieve financial targets, and successfully manage capital expenditures; risks related to the high level of competition in the cloud contact center industry and the intense competition and competitive pressures from other companies in the industry in which the Company operates; risks related to the Company’s reliance on information systems and the ability to properly maintain the confidentiality and integrity of data; risks related to the occurrence of cyber incidents or a deficiency in cybersecurity protocols; risks related to the ability to obtain third-party software licenses for use in or with the Company’s products; general economic and business conditions, including but not limited to challenges associated with a tight labor market, inflationary pressures, volatility in foreign exchange rates, supply chain constraints, recessionary fears, and impacts from the invasion of Ukraine by Russia; the impact of COVID-19 on LiveVox’s business; risks related to our intellectual property rights, risks related to our ability to secure additional financing on favorable terms, or at all, to meet our capital needs; increased taxes and surcharges (including Universal Service Fund, whether labeled a “tax,” “surcharge,” or other designation) on our products which may increase our customers’ cost of using our products and/or increase our costs and reduce our profit margins to the extent the costs are not passed through to our customers, and our potential liability for past sales and other taxes, surcharges and fees; changes in government regulation applicable to the collections industry or any failure of us or our customers to comply with existing regulations; changes in base interest rates and significant market volatility on the Company’s business, the Company’s industry and the global economy; the Company’s ability to successfully manage its recent leadership transition; as well as those factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in the Company’s most recent filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filings.

The information contained in this press release is summary information that is intended to be considered in the context of LiveVox’s SEC filings and other public announcements that LiveVox may make, by press release or otherwise, from time to time. LiveVox also uses its website to distribute company information, including performance information, and such information may be deemed material. Accordingly, investors should monitor LiveVox’s website (http://www.livevox.com). LiveVox undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about LiveVox and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of LiveVox or information about the market, as indicative of future results, the achievement of which cannot be assured.

Consolidated Statements of Operations and Comprehensive Loss
(Unaudited) (In thousands, except per share data)

	For the three months ended March 31,
	2023	2022
Revenue	$36,866	$32,093
Cost of revenue	13,262	13,632
Gross profit	23,604	18,461
Operating expenses
Sales and marketing expense	13,480	14,652
General and administrative expense	9,171	7,468
Research and development expense	7,983	8,490
Total operating expenses	30,634	30,610
Loss from operations	(7,030)	(12,149)
Interest expense, net	1,096	750
Change in the fair value of warrant liability	(67)	(392)
Other income, net	(70)	(64)
Total other expense, net	959	294
Pre-tax loss	(7,989)	(12,443)
Provision for income taxes	480	544
Net loss	$(8,469)	$(12,987)
Comprehensive loss
Net loss	$(8,469)	$(12,987)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	66	(49)
Net unrealized gain (loss) on marketable securities	427	(888)
Total other comprehensive income (loss), net of tax	493	(937)
Comprehensive loss	$(7,976)	$(13,924)
Net loss per share
Net loss per share—basic and diluted	$(0.09)	$(0.14)
Weighted average shares outstanding—basic and diluted	92,842	91,478

Consolidated Balance Sheets
(In thousands, except per share data)

	As of
	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,266	$20,742
Marketable securities—available for sale debt securities, current (amortized cost of $44,702 and $49,593 as of March 31, 2023 and December 31, 2022, respectively)	43,718	48,182
Accounts receivable, net of allowance of credit losses of $1,868 and $1,459 as of March 31, 2023 and December 31, 2022, respectively	21,000	21,447
Deferred sales commissions, current	3,375	3,171
Prepaid expenses and other current assets	5,966	5,211
Total current assets	93,325	98,753
Property and equipment, net	2,405	2,618
Goodwill	47,481	47,481
Intangible assets, net	15,854	16,655
Operating lease right-of-use assets	4,069	4,920
Deposits and other	320	371
Deferred sales commissions, net of current	7,728	7,356
Deferred tax asset, net	23	1
Total assets	$171,205	$178,155

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,892	$5,987
Accrued expenses	11,296	12,399
Deferred revenue, current	1,456	1,318
Term loan, current	1,122	982
Operating lease liabilities, current	1,500	1,655
Finance lease liabilities, current	5	11
Total current liabilities	21,271	22,352
Line of credit	320	—
Deferred revenue, net of current	395	338
Term loan, net of current	53,041	53,585
Operating lease liabilities, net of current	3,416	3,649
Warrant liability	566	633
Other long-term liabilities	363	363
Total liabilities	79,372	80,920

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 25,000 shares authorized and none issued and outstanding as of March 31, 2023 and December 31, 2022.	—	—

Common stock, $0.0001 par value per share; 500,000 shares authorized and 92,937 shares issued and outstanding as of March 31, 2023; 500,000 shares authorized and 92,729 shares issued and outstanding as of December 31, 2022.	9	9
Additional paid-in capital	267,493	264,919
Accumulated other comprehensive loss	(1,703)	(2,196)
Accumulated deficit	(173,966)	(165,497)
Total stockholders’ equity	91,833	97,235
Total liabilities & stockholders’ equity	$171,205	$178,155

Consolidated Statements of Cash Flows
(Unaudited) (Dollars in thousands)

	For the three months ended March 31,
	2023	2022
Operating activities:
Net loss	$(8,469)	$(12,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	243	274
Amortization of identified intangible assets	800	1,073
Amortization of deferred loan origination costs	36	27
Amortization of deferred sales commissions	845	740
Non-cash lease expense	349	453
Stock-based compensation expense	2,649	2,479
Credit loss expense	413	33
Loss on disposition or impairment of asset	509	—
Deferred income tax benefit	(22)	(78)
Net realized loss on sale of marketable securities	50	10
Amortization of premium paid on marketable securities	46	131
Change in the fair value of the warrant liability	(67)	(392)
Changes in assets and liabilities
Accounts receivable	34	655
Other assets	(702)	(19)
Deferred sales commissions	(1,420)	(695)
Accounts payable	(95)	(2,134)
Accrued expenses	(662)	(3,716)
Deferred revenue	195	(16)
Operating lease liabilities	(389)	(464)
Net cash used in operating activities	(5,657)	(14,626)
Investing activities:
Purchases of property and equipment	(9)	(536)
Purchases of marketable securities	(8,600)	(1,477)
Proceeds from sale of marketable securities	7,604	1,515
Proceeds from maturities and principal paydowns of marketable securities	5,791	242
Net cash provided by (used in) investing activities	4,786	(256)
Financing activities:
Repayments on loan payable	(140)	(140)
Proceeds from drawdown on line of credit	320	—
Debt issuance costs	(299)	—
Repayments on finance lease obligations	(7)	(6)
Payments of employees’ withholding taxes on net share settlement of share-based awards	(294)	—
Principal payments under the structured payable arrangement	(441)	—
Net transfer from LiveVox TopCo	219	—
Net cash used in financing activities	(642)	(146)

Effect of foreign currency translation	37	(97)
Net decrease in cash, cash equivalents and restricted cash	(1,476)	(15,125)
Cash, cash equivalents, and restricted cash beginning of period	20,742	47,317
Cash, cash equivalents, and restricted cash end of period	$19,266	$32,192

	For the three months ended March 31,
	2023	2022
Supplemental disclosure of cash flow information:
Interest paid	$1,300	$801
Income taxes paid	47	56
Supplemental schedule of noncash investing activities:
Net unrealized loss (gain) on marketable securities	$(427)	$888

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets (dollars in thousands):

	As of March 31,
	2023	2022
Cash and cash equivalents	$19,266	$32,092
Restricted cash, current	—	100
Total cash, cash equivalents and restricted cash	$19,266	$32,192

Non-GAAP Financial Measures
Management uses non-GAAP financial measures to evaluate operating performance. We believe non-GAAP financial measures provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Adjusted EBITDA
We monitor Adjusted EBITDA, a non-generally accepted accounting principle (“Non-GAAP”) financial measure, to analyze our financial results and believe that it is useful to investors, as a supplement to U.S. GAAP measures, in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and our calculation of Adjusted EBITDA may differ from that of other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our consolidated financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net loss. We calculate Adjusted EBITDA as net loss before (i) depreciation and amortization, (ii) long-term equity incentive bonus, (iii) stock-based compensation expense, (iv) interest income or expense, net, (v) change in the fair value of warrant liability, (vi) other income or expense, net, (vii) benefit from or provision for income taxes, and (viii) other items that do not directly affect what we consider to be our core operating performance.

Non-GAAP Gross Profit and Non-GAAP Gross Margin Percentage
U.S. GAAP defines gross profit as revenue less cost of revenue. Cost of revenue includes all expenses associated with our various product offerings. We define Non-GAAP gross profit as gross profit after adding back the following items: (i) depreciation and amortization; (ii) long-term equity incentive bonus and stock-based compensation expense; and (iii) restructuring cost. We add back depreciation and amortization, long-term equity incentive bonus and stock-based compensation expense, and restructuring cost because they are one-time or non-cash items. We eliminate the impact of these one-time or non-cash items because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe showing Non-GAAP gross margin to remove the impact of these one-time or non-cash expenses is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin percentage by dividing Non-GAAP gross profit by revenue, expressed as a percentage of revenue.

Management uses Non-GAAP gross profit and Non-GAAP gross margin percentage to evaluate operating performance and to determine resource allocation among our various product offerings. We believe Non-GAAP gross profit and Non-GAAP gross margin percentage provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors. Non-GAAP gross profit and Non-GAAP gross margin percentage may not be comparable to similarly titled measures of other companies because other companies may not calculate Non-GAAP gross profit and Non-GAAP gross margin percentage or similarly titled measures in the same manner as we do.

Please see tables below for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures for the periods presented.

GAAP Net Loss to Adjusted EBITDA
(Unaudited) (Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Net loss	$(8,469)	$(12,987)
Non-GAAP adjustments:
Depreciation and amortization	1,043	1,347
Long-term equity incentive bonus and stock-based compensation expense	2,649	2,479
Interest expense, net	1,096	750
Change in the fair value of warrant liability	(67)	(392)
Other income, net	(70)	(64)
Acquisition and financing related fee and expense	—	10
Provision for income taxes	480	544
Restructuring cost	3,569	—
Other non-recurring expenses	594	—
Adjusted EBITDA	$825	$(8,313)

GAAP Gross Profit to Non-GAAP Gross Profit
(Unaudited) (Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Gross profit	$23,604	$18,461
Depreciation and amortization	308	609
Long-term equity incentive bonus and stock-based compensation expense	108	312
Restructuring cost	1,175	—
Non-GAAP gross profit	$25,195	$19,382

Gross margin %	64.0%	57.5%
Non-GAAP gross margin %	68.3%	60.4%

There were no long-term equity incentive bonus during the periods presented. Stock-based compensation expenses included in our results of operations for the three months ended March 31, 2023 and 2022 are as follows (dollars in thousands):

	Three Months Ended March 31, (unaudited)
	2023	2022
Cost of revenue	$108	$312
Sales and marketing expense	319	607
General and administrative expense	1,377	660
Research and development expense	845	900
Total stock-based compensation expenses	$2,649	$2,479

Contacts
Investor Contacts:
Alexis Waadt
awaadt@livevox.com

Ryan Gardella
livevoxIR@icrinc.com

Press Contacts:
Nick Bandy
nbandy@livevox.com

Katie Creaser
livevoxPR@icrinc.com

Source: LiveVox Holdings, Inc.